Exhibit 99.1

Avadel Pharmaceuticals Announces Key Appointments to Leadership Team

To Support Continued Transformation and the Advancement of FT218

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Thomas S. McHugh appointed as Chief Financial Officer

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Dr. Jason Vaughn appointed Senior Vice President of Technical Operations

DUBLIN, Ireland, December 2, 2019 -- Avadel Pharmaceuticals plc (Nasdaq: AVDL), a company focused on developing FT218, an investigational, once-nightly formulation of sodium oxybate for treating narcolepsy, announced today the appointment of Thomas S. McHugh as its new Chief Financial Officer, replacing Michael Kanan, effective immediately. In addition, the Company has appointed Dr. Jason M. Vaughn to the newly formed role of Senior Vice President of Technical Operations, where his responsibilities will include overseeing the analytical, process development, technical transfer and commercial scale up of the company’s lead clinical program, FT218. These two appointments bring significant financial and operational experience in the biopharmaceutical industry to Avadel. Mr. McHugh and Dr. Vaughn will report to Avadel’s Chief Executive Officer, Greg Divis.

“We are excited to welcome Tom and Jason to the Avadel team. They both bring tremendous experience to the company that will elevate their respective roles and support our planned scaling of operations and future growth. These appointments are part of a broader strategy and restructuring implemented throughout most of 2019, during which we’ve strengthened the team across all operations in order to positively advance our FT218,” commented Mr. Divis. “We recently completed patient enrollment for the Phase 3 REST-ON study of FT218, and expect to announce the data readout in the second quarter of 2020.”

“I want to thank Mike for his role in the company’s successful restructuring and cost cutting initiative implemented earlier this year. The Board and I appreciate his service over the past several years and wish him the best on his future endeavors,” concluded Mr. Divis.

Mr. McHugh most recently served as Senior Vice President of Finance of Ironshore Pharmaceuticals Inc. where he built and led the U.S. Finance, Accounting and Treasury functions and supported Ironshore’s new product launch. Prior to his time at Ironshore, McHugh was the Chief Financial Officer and Treasurer at Lumara Health, a specialty pharmaceutical company that focused on maternal fetal medicine and obstetrics/gynecology. While at Lumara he supported a number of key strategic initiatives, including a new product launch, a restructuring and a sale of the company. Prior to joining Lumara, Tom was a Managing Director and Global Controller at BearingPoint, a global consultancy. Before joining BearingPoint, he was the Chief Financial Officer at Huttig Building Products, Inc. (NASDAQ: HBP). Tom began his career in public accounting at PricewaterhouseCoopers. Tom earned his bachelor’s degree in finance from Bentley University and a master’s degree in accounting from Northeastern University.

Dr. Vaughn has held several executive and managerial roles throughout his career. Before joining Avadel, Dr. Vaughn was Principal at Wyatt Pharma Consulting, LLC where he led several development programs for client companies, including Avadel. Prior to this, he was Senior Director and Vice President, Process Technology Development for the North American region of Patheon Pharmaceuticals, a ThermoFisher Scientific company. In this role, he was responsible for assisting client companies in the development, scale-up and commercialization of their products. Additionally, Dr. Vaughn led teams to solve challenging technical problems involving formulation and manufacturing of oral pharmaceuticals and controlled release technologies. He also served as Vice President, Pharmaceutical Development for Banner Life Sciences, a specialty pharmaceutical company focused on developing products using the 505(b)2 pathway. He led technical teams developing a number of oral, modified release products for IND enabled clinical studies, registration, scale-up, NDA regulatory submission and commercialization readiness for products, including Bafiertam™, which has received tentative FDA approval. Prior to Joining Banner, Jason served as Director, Formulation Development for Patheon Pharmaceuticals in Cincinnati, OH, leading teams focused on development, scale-up, registration and commercialization of oral modified release dosage. He received a B.S. in Pharmacy and a Ph.D. in Pharmaceutics from the University of Texas at Austin.

About Avadel Pharmaceuticals plc:

Avadel Pharmaceuticals plc (Nasdaq: AVDL) is an emerging biopharmaceutical company. The Company’s primary focus is the development and potential FDA approval of FT218, which is in a Phase 3 clinical trial for the treatment of narcolepsy patients suffering from excessive daytime sleepiness (EDS) and cataplexy. In addition, Avadel develops and markets a portfolio of sterile injectable drugs used in the hospital setting. For more information, please visit www.avadel.com.

Cautionary Disclosure Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements relate to our future expectations, beliefs, plans, strategies, objectives, results, conditions, financial performance, prospects, or other events. In some cases, forward-looking statements can be identified by the use of words such as “will,” “may,” “believe,” “expect,” “look forward,” “on track,” “guidance,” “anticipate,” “estimate,” “project” and similar expressions, and the negatives thereof (if applicable).

Our forward-looking statements are based on estimates and assumptions that are made within the bounds of our knowledge of our business and operations and that we consider reasonable. However, our business and operations are subject to significant risks and as a result there can be no assurance that actual results of our research, development and commercialization activities and the results of our business and operations will not differ materially from the results contemplated in such forward-looking statements. Factors that could cause actual results to differ from expectations in our forward-looking statements include the risks and uncertainties described in the “Risk Factors” section of Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018, which we filed with the Securities and Exchange Commission on March 15, 2019.

Forward-looking statements speak only as of the date they are made and are not guarantees of future performance. Accordingly, you should not place undue reliance on forward-looking statements. We do not undertake any obligation to publicly update or revise the forward-looking statements contained in this Annual Report.

Contacts:

Tim McCarthy

LifeSci Advisors, LLC 38761049v3

Phone: (212) 915.2564

Email: tim@lifesciadvisors.com